Exhibit 99.1

Wireless Telecom GroupINC.

25 Eastmans Road, Parsippany, NJ 07054
Tel. (973) 386-9696   Fax (973) 402-4042

Wireless Telecom Group Announces Appointment of

Acting Chief Financial Officer

NEWS RELEASE

Contact: Robert Censullo

(973) 386-9696

For Immediate Release

Friday, September 24, 2010

Parsippany, N.J. – Wireless Telecom Group, Inc. (NYSEAmex: WTT) (the“Company”) announced today the appointment of Robert Censullo, currently the Company’s Corporate Controller and Secretary, to serve as acting Chief Financial Officer. Mr. Censullo has held various financial positions within the Company since joining in April 1999. Mr. Censullo will continue to serve as the Company’s Corporate Secretary.

Effective today, Mr. Paul Genova has resigned from the Chief Financial Officer position, but still serves as the Company’s Chief Executive Officer and a Director.

About Wireless Telecom Group, Inc.

Wireless Telecom Group, Inc. designs and manufactures radio frequency (RF) and microwave-based products for wireless and advanced communications industries and markets its products and services worldwide under the Boonton, Microlab and Noisecom brands. Its complementary suite of high performance instruments and components includes peak power meters, signal analyzers, power splitters, combiners, diplexers, noise modules, precision noise generators, and passive inter-modulation testers. The Company serves both commercial and government markets with workflow-oriented, built-for-purpose solutions in cellular/mobile, WiFi, WiMAX, private mobile radio, satellite, cable, radar, avionics, medical, and computing applications. Wireless Telecom Group is headquartered in Parsippany, New Jersey, in the New York City metropolitan area, and maintains a global network of Sales and Service offices for excellent product service and support.

Wireless Telecom Group’s website address is http://www.wtcom.com. Except for historical information, the matters discussed in this news release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. Such risks and uncertainties are identified in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009.